Exhibit 24

                           DeGolyer and MacNaughton
                              One Energy Square
                             Dallas, Texas 75206


                                March 25, 1996


Triton Energy Limited
Caledonian House
Mary Street, P.O. Box 1043
George Town
Grand Cayman, Cayman Islands

Gentlemen:

          We hereby consent to (i) the incorporation by reference from Triton Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 (the "Form 10-K"), and the inclusion in the Registration Statements of Triton Energy Limited (the "Company") on Form S-8 (Nos. 2-80978, 33-4042, 33-27203, 33-29498, 33-46968 and 33-51691) and Form S-3 (Nos. 33-11920,
33-15793,  33-17614,  33-21984,  33-23058,  33-25634,  33-31319,  33-45847,
33-69230, 33-55347, 33-46292, 33-59567) relating to offerings of the Company's securities of certain data from our report dated February 12, 1996, entitled "Appraisal Report as of December 31, 1995 on Certain Properties in Colombia owned by Triton Colombia Incorporated" under the caption "Properties - Reserves" in Item 2 of the Form 10-K and (ii) the specific references to our firm under such caption in the Form 10-K and under the caption "Experts" in such Registration Statements, if applicable.


     Very truly yours,



     DeGOLYER and MacNAUGHTON